3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169-5996

Our File Number 50668-00001

Exhibit 5.1
December 1, 2011

ChinaNet Online Holdings, Inc.
No. 3 Min Zhuang Road, Building 6
Yu Quan Hui Tuspark, Haidian District
Beijing, People’s Republic of China

Re:	ChinaNet Online Holdings, Inc./Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special legal counsel for ChinaNet Online Holdings, Inc., a Nevada corporation (the “Company”), and are rendering these opinions in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of up to 5,000,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), that may be issued pursuant to the Company’s 2011 Omnibus Securities and Incentive Plan (the “Plan”).  Of the 5,000,000 shares to be issued under the Plan, 362,040 shares (“Issued Shares”) have been issued  and are being offered for resale by the stockholders as listed in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Articles of Incorporation of the Company, as amended; (iii) the Bylaws of the Company; (iv) the Plan; (v) certain resolutions of the Board of Directors of the Company and of the Compensation Committee of the Board of Directors of the Company relating to the adoption of the Plan, the grant of awards under the Plan, the registration under the Securities Act of 1933, as amended (“Securities Act”) of the Shares to be issued under the Plan, and such other matters as relevant; and (vi) the Company’s Form 8-K as filed with the Securities and Exchange Commission on June 20, 2011 announcing the adoption of the Plan by the stockholders of the Company at the Company’s annual meeting held on June 15, 2011.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.  We have also assumed that upon issuance of any of the Shares, the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue and that each stock grant, stock option, or other security exercisable or exchangeable for a Share under the Plan has been, or will have be, duly authorized, validly granted and duly exercised or exchanged in accordance with the terms of the Plan, at the time of any grant of a Share or exercise of such stock option or other security under the Plan.

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December 1, 2011 Page 2

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Based on such examination, we are of the opinion that (i) the Shares that have been or may be issued under the Plan are duly authorized shares of the Company’s Common Stock, (ii) the Issued Shares were validly issued, fully paid and are nonassessable, and (iii) if, as and when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and in accordance with the Registration Statement, the Shares (other than the Issued Shares) will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws).  We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale or resale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Lewis and Roca LLP
Lewis and Roca LLP